UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2013

MANHATTAN ASSOCIATES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Georgia	0-23999	58-2373424
(State or Other Jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 Windy Ridge Parkway, Tenth Floor, Atlanta, Georgia

30339

(Address of Principal Executive Offices)

(Zip Code)

(770) 955-7070

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on December 31, 2012, Mr. Peter F. Sinisgalli stepped down from the role of Chief Executive Officer of Manhattan Associates, Inc. (the “Company”) and became a non-employee member of the Board of Directors. On March 8, 2013, the Board of Directors, upon the recommendation of the Compensation Committee in recognition of Mr. Sinisgalli’s successful tenure as Chief Executive Officer and the superior performance of the Company under his leadership, approved the vesting of a portion of the equity incentives granted to him during his employment as Chief Executive Officer that were scheduled to vest during the first quarter of 2013. These previously granted incentives include options to acquire 3,750 shares at an exercise price of $15.53 per share and 10,597 shares of restricted stock and restricted stock units. The Board’s action preserved 22% of Mr. Sinisgalli’s non-vested employee equity value in recognition of his services and contribution, with the remaining 78% forfeited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MANHATTAN ASSOCIATES, INC.

By:	/s/ Dennis B. Story
Dennis B. Story
Executive Vice President, Chief Financial Officer and Treasurer

Dated: March 13, 2013

3